UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 4, 2013

CHYRONHEGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 4, 2013, Michael Wellesley-Wesley, Chief Executive Officer of ChyronHego Corporation (the "Company") notified the Company and its Board of Directors that he will resign from his role as CEO effective December 31, 2013.  Following his resignation, he will continue to serve as a member of the Company's Board of Directors.

(c)           Johan Apel, the Company's President and Chief Operating Officer, will succeed Michael Wellesley-Wesley as Chief Executive Officer of the Company effective January 1, 2014.  The terms of the employment agreement that the Company entered into with Mr. Apel on June 7, 2013, which are described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2013 and are incorporated by reference herein, will continue to remain in effect.  Pursuant to the terms of such agreement, when Mr. Apel assumes the role of Chief Executive Officer, his salary will be increased from $325,000 to $482,850.

As previously disclosed, on May 22, 2013, in connection with the Company's acquisition of Hego AB (the "Transaction"), the Company's Board of Directors appointed Mr. Apel, age 40, as President and Chief Operating Officer of the Company.  Previously, Mr. Apel had served as CEO of Hego AB since April 2002.  Mr. Apel received his B.Sc. and M.Sc. in Accounting and Economics at Malardan University.  As part of the Transaction, Westhill Group AB, an entity controlled by Mr. Apel, received 3,605,088 shares of Chyron common stock in exchange for its equity interest in Hego AB.

A copy of the press release, dated September 4, 2013 is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release of ChyronHego Corporation dated September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: September 5, 2013

Exhibit No.	Description

10.1	Press release of ChyronHego Corporation dated September 4, 2013.